UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MAN SANG HOLDINGS, INC.

(Exact Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1
PROPOSAL 2

MAN SANG HOLDINGS, INC.
21/F Railway Plaza
39 Chatham Road South
Tsimshatsui, Kowloon, Hong Kong

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 4, 2004

To the Stockholders of Man Sang Holdings, Inc.:

     An Annual Meeting of Stockholders of Man Sang Holdings, Inc. (the “Company”) will be held at 21/F, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong, at 11:00 a.m., on Wednesday, August 4, 2004 for the following purposes :

1.	To elect six Directors of the Company to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

2.	To ratify the appointment of Moores Rowland Mazars as the Company’s independent accountants.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on July 2, 2004 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

     YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

By Order of the Board of Directors

/s/ Sophia Ho Sophia Ho Secretary

Hong Kong
July 7, 2004

MAN SANG HOLDINGS, INC.
21/F Railway Plaza
39 Chatham Road South
Tsimshatsui, Kowloon, Hong Kong

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 4, 2004

Purpose

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Man Sang Holdings, Inc., a Nevada corporation (the “Company”), to be voted at the 2004 Annual Meeting of Stockholders of the Company and at any adjournment thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held at 21/F, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong, on Wednesday, August 4, 2004 at 11:00 a.m. local time. The accompanying enclosed notice of the Annual Meeting, this Proxy Statement and the enclosed proxy are being mailed to stockholders on or about July 9, 2004. All of the expenses in connection with soliciting proxies from stockholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and this Proxy Statement to the beneficial owners of the Company’s common stock, will be borne by the Company.

Quorum and Voting Procedures

     The presence at the Annual Meeting, in person or by proxy, of the holders representing a majority of voting powers of the outstanding shares of the Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum. Shares of Common Stock and Series A Preferred Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

     Under applicable law and the Company’s Articles of Incorporation and Bylaws, if a quorum is present at the Annual Meeting, the six nominees for election to the Board of Directors who receive a plurality of votes cast for the election of directors present in person or represented by proxy shall be elected directors. The appointment of Moores Rowland Mazars as the Company’s independent accountants will be ratified if a majority of votes cast in the Annual Meeting in person or by proxy are in favor of Proposal 2 hereof. Abstentions and broker non-votes will not affect the outcome of the voting because they will not represent votes cast.

     The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in accompanying proxy intend to vote such proxies in accordance with their best judgment.

Proxies and Revocation of Proxies

     The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company, and not properly revoked, prior to or at the Annual Meeting prior to the closing of the polls, it will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the stockholder will be voted FOR the election to the Board of Directors of the nominees of the Board of Directors named herein and FOR the ratification of the appointment of the designated independent accountants and at the discretion of the persons named in the proxy on any other business that may properly come before the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it anytime before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date than the date of the proxy; or (ii) attending the Annual Meeting and voting in person.

Voting Securities

     The Board of Directors has fixed July 2, 2004 as the record date (the “Record Date”) for the determination of holders of common stock, $0.001* par value, of the Company (the “Common Stock”) entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, there were outstanding and entitled to vote 4,405,960 shares of the Common Stock. The holders of the Common Stock will be entitled to one vote per share of the Common Stock registered in their names on the books of the Company at the close of business on the Record Date. In addition to the Common Stock, there were 100,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”) outstanding and entitled to vote as of the Record Date. The holders of Series A Preferred Stock, as a class, are entitled to one-third voting control, or an aggregate of 2,202,980 votes at the Annual Meeting, in all matters voted on by the stockholders of the Company.

Securities Ownership of Certain Beneficial Owners and Management

Common Stock

     The information furnished in the following table indicates beneficial ownership of shares of the Company’s Common Stock, as of July 2, 2004, by (i) each stockholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director, nominee for director and each executive officer of the Company, individually, and (iii) all executive officers and directors of the Company as a group.

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership (1)	Percent of Class
Cafoong Limited (2) (6)	2,750,000	55%
Cheng Chung Hing, Ricky (2) (3) (6)	2,925,000	59%
Cheng Tai Po (2) (4) (6)	2,900,000	58%
Yan Sau Man, Amy (5) (6)	100,000	2%
Lai Chau Ming, Matthew (6)	- 0 -	*
Yuen Ka Lok, Ernest (6)	- 0 -	*
Lee Kang Bor, Thomas (6)	- 0 -	*
Au Moon Ying, Henry (6)	- 0 -	*
All executive officers and directors as a group (7 persons)	3,175,000	64%

*	Less than 1%

(1)	This disclosure is made pursuant to certain rules and regulations promulgated by the Securities and Exchange Commission and the number of shares shown as beneficially owned by any person may not be deemed to be beneficially owned for other purposes. Unless otherwise indicated in these footnotes, each named individual has sole voting and investment power with respect to such shares of Common Stock, subject to community property laws, where applicable.

* Unless otherwise indicated as Hong Kong dollars or HK$, all financial information contained herein is presented in US dollars. The translation of Hong Kong dollar amounts into United States dollars are for convenience only and have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2004. Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

(2)	Cafoong Limited owns directly 1,357,875 shares of Common Stock of the Company. Cafoong Limited also owns indirectly 1,392,125 shares of Common Stock of the Company by virtue of holding all issued and outstanding shares of certain British Virgin Islands companies which own such shares of Common Stock of the Company. Because Cheng Chung Hing, Ricky and Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock, and are directors, of Cafoong Limited, they may be deemed to be the beneficial owners of the shares of Common Stock of the Company which are owned, directly or indirectly, by Cafoong Limited.

(3)	Includes options to purchase 175,000 shares of Common Stock of the Company.

(4)	Includes options to purchase 150,000 shares of Common Stock of the Company.

(5)	Includes options to purchase 100,000 shares of Common Stock of the Company.

(6)	Address is 21st Floor, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong.

Preferred Stock

     The following table is furnished as of July 2, 2004, to indicate beneficial ownership of the Company’s Series A Preferred Shares by (i) each stockholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company’s Series A Preferred Shares, (ii) each director, nominee for director and each executive officer of the Company, individually, and (iii) all executive officers and directors of the Company as a group.

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership (1)	Percent of Class
Cafoong Limited (1) (2)	100,000	100%
Cheng Chung Hing, Ricky (1) (2)	60,000	60%
Cheng Tai Po (1) (2)	40,000	40%
Yan Sau Man, Amy	-0-	*
Lai Chau Ming, Matthew	-0-	*
Yuen Ka Lok, Ernest	-0-	*
Lee Kang Bor, Thomas	-0-	*
Au Moon Ying, Henry	-0-	*
All executive officers and directors as a group (7 persons)	100,000	100%

(1)	Cheng Chung Hing, Ricky and Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock, and are directors, of Cafoong Limited and, accordingly, are deemed to be the beneficial owners of the shares of Series A Preferred Stock of the Company owned by Cafoong Limited.

(2)	Address is 21st Floor, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong.

Changes in Control

     To the knowledge of management, there are no present arrangements or pledges of securities of the Company that may result in a change in control of the Company.

PROPOSAL 1

ELECTION OF DIRECTORS

     Six directors are to be elected to serve until the next annual meeting of stockholders or until their successors are elected and shall have been qualified or until his or her earlier resignation, removal or death. The Board of Directors has nominated Cheng Chung Hing, Ricky; Cheng Tai Po; Yan Sau Man, Amy; Lai Chau Ming, Matthew, Yuen Ka Lok, Ernest and Lee Kang Bor, Thomas to serve as directors (the “Nominees”). Directors shall be elected by stockholders holding a plurality of the votes represented by the shares of Common Stock and Series A Preferred Stock present at the Annual Meeting. In the event that any one of the Nominees is unable or declines to serve as a director, the Board of Directors intends to substitute another person of their choice as nominee, in his place and stead, or to present such lesser number of directors in accordance with the Company’s Bylaws. The Board of Directors has no reason to believe that any Nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between stockholders’ meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual stockholders’ meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

Information Regarding Nominees

     The following table sets forth, as of July 2, 2004, the name and age, position held with the Company and term of office, of each director of the Company and the period or periods during which he or she has served in his or her respective position(s).

Name	Age	Position(s) held	Term of Office
Cheng Chung Hing, Ricky	43	President and Chairman of the Board	1/96 - present
		Chief Executive Officer	1/98 - present
		Chief Financial Officer	2/99 - 8/99 and
			8/00 - 8/03
Cheng Tai Po	52	Vice Chairman of the Board	1/96 - present
Yan Sau Man, Amy	41	Vice President and Director	1/96 - present
Lai Chau Ming, Matthew	51	Director	11/96 - present
Yuen Ka Lok, Ernest	41	Director	11/96 - present
Lee Kang Bor, Thomas	50	Director	6/04 - present

Information regarding Executive Officers

     The following table sets forth the names, ages and offices of our present executive officers. The periods during which such persons have served in such capacities and information with respect to non-employee directors are indicated in the description of business experience of such persons below.

Name	Age	Position Held
Cheng Chung Hing, Ricky	43	President, Chairman, Chief Executive Officer
Cheng Tai Po	52	Vice Chairman
Yan Sau Man, Amy	41	Vice President
Au Moon Ying, Henry	37	Chief Financial Officer

Business Experience of Directors and Executive Officers

     CHENG Chung Hing, Ricky, co-founder of the Company with its subsidiaries (the “Group”), has served as Chairman of the Board of Directors and President of the Company since January 8, 1996, and of Man Sang International (B.V.I.) Limited (“Man Sang BVI”) since December 1995. He was appointed Chief Executive Officer of the Company on January 2, 1998. He served as Chief Financial Officer from February to August 1999 and from August 2000 to August 2003. Mr. Cheng was appointed Chairman and a Director of Man Sang International Limited (“MSIL”), an indirect subsidiary listed on The Stock Exchange of Hong Kong

Limited, in August 1997. Prior to the reorganization of the Group in late 1995, which culminated in the Company’s issuance of Common Stock and Series A Preferred Stock in exchange for all the outstanding securities of Man Sang BVI in January 1996 (the “Group Reorganization”), he had served as chairman and president of various companies within the Group. Mr. Cheng has over 20 years’ experience in the pearl business and is responsible for overall planning, strategic formulation and business development of the Company.

     CHENG Tai Po, co-founder of the Group, has served as Vice Chairman of the Company since January 1996 and of Man Sang BVI since December 1995. He was appointed Deputy Chairman and a Director of MSIL in August 1997. Prior to the Group Reorganization, served as vice-chairman of various companies within the Group. Mr. Cheng has over 20 years’ experience in the pearl business and is responsible for purchasing and processing of pearls as well as overall planning, strategic formulation and business development of the Company.

     YAN Sau Man, Amy, has served as Vice President and a Director of the Company since January 1996 and of Man Sang BVI since December 1995. She was appointed as a Director of MSIL in August 1997. Ms. Yan joined the Group in 1984 and has been responsible for overall marketing and sales activities of the Company.

     LAI Chau Ming, Matthew, has served as a Director of the Company since November 1996. Mr. Lai has been Sales Associate Director of DBS Vickers (Hong Kong) Limited since July 1996. Prior to his joining DBS Vickers, Mr. Lai served from 1972 to 1996 as a Senior Manager of Sun Hung Kai Investment Company Limited, one of the biggest investment companies in Hong Kong. Mr. Lai has 30 years’ experience in investment. He is experienced in the areas of financial management and planning.

     YUEN Ka Lok, Ernest, has served as a Director of the Company since November 1996. Mr. Yuen was appointed a Director of MSIL in August, 1997. Mr. Yuen is a solicitor and is currently a partner in the law firm of Messrs. Yuen & Partners. Mr. Yuen joined Messrs. Ivan Tang & Co. as a consultant in August 1994 and became a partner in January 1996. He retired from Ivan Tang & Co. as partner and started his own practice in the name of Yuen & Partners in August, 1997. Prior to his joining Ivan Tang & Co., from March 1992 to August 1994, Mr. Yuen was employed as assistant solicitor at Messrs. Van Langenbery & Lau and Messrs. AB Nasirand before that, he was an articled clerk at Messrs. Robin Bridge & John Liu. From 1985 to 1987, Mr. Yuen was an audit trainee at Price Waterhouse (now known as PricewaterhouseCoopers), an international accounting firm. Mr. Yuen is experienced in civil and criminal litigations as well as general commercial practice.

     LEE Kang Bor, Thomas, has served as a Director of the Company since June 1, 2004. Mr. Lee was appointed a Director of MSIL in June 2004. He was a partner of Moores Rowland, Certified Public Accountants, between July 1, 1998 and December 31, 2002. In January 2003, he started his own tax and business advisory practice in the name of Thomas Lee and Partners Limited and has since served as its managing director. Mr. Lee is a barrister of the Lincoln’s Inn, England and Wales. Mr. Lee is experienced in providing international tax, trust and corporate advisory services.

     AU Moon Ying, Henry, has served as Chief Financial Officer since August 2003. Prior to joining the Group in October 2002, he worked for over 15 years in financial management, accounting auditing, business planning and development in blue chip listed conglomerates in Hong Kong and in an international accounting firm. Mr. Au was the Group Financial Controller of Hutchison Harbour Ring Group from October 2001 to October 2002. Before he was transferred to Hutchison Harbour Ring Group, he was the Manager – Group Business Planning of Hutchison Hotel International Management Limited from January 1998 to September 2001. He is a Certified Public Accountant.

Family Relationships

     Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po are brothers.

Compliance with Section 16(a) of Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and holders of more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. Based solely on a review of copies of the forms provided to the Company, or written representations that no other filing of forms was required, we believe that for fiscal 2004, all reports required under Section 16(a) were timely filed.

Committees and Attendance of the Board of Directors

Audit Committee

     The Audit Committee operates under a written charter and held five meetings during the fiscal year ended March 31, 2004. Mr. Lee Kang Bor serves as Chairman, and Mr. Yuen Ka Lok, Ernest and Mr. Lai Chau Ming, Matthew are committee members. Mr. Alexander Reid Hamilton resigned from the Committee in June, 2003 and was replaced by Mr. Lee. Save for Mr. Yuen Ka Lok, Ernest, all the Committee members are independent as defined in the applicable standards of Nasdaq. Mr. Yuen is not independent under Nasdaq rules because he is a partner of Yuen & Partners, a firm that provides certain legal services to the Company.

     The Board of Directors has, in its reasonable judgment, determined that all members of the Audit Committee are financially literate; however none meets the SEC criteria of an “audit committee financial expert”.

     The Committee appoints the independent auditors, reviews their independence, evaluates their fees, makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company. Besides the monitoring function, the Committee also makes recommendations on improvements and conducts any other duties as the Board of Directors may delegate.

Report of the Audit Committee

     In fiscal 2004, the Audit Committee has:

-	reviewed and discussed with the Company’s independent accountants and with management the audited financial statements for the year ended March 31, 2004;

-	discussed with the independent accountants the matters outlined in the Statement on Auditing Standards No.61 (Communication with Audit Committees);

-	received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees);

-	discussed with the independent accountants the independent accountants’ independence.

     Based on the Committee’s review and discussions noted above, the Committee recommended to the Board of Directors that audited financial statements for the year ended March 31, 2004 be included in the Company’s annual report on Form 10-K.

     The Committee also reviewed the Company’s unaudited financial statements and reports on Form 10-Q for the quarters ended June 30, September 30, and December 31, 2003 before presentation to the Board of Directors for approval and release.

Audit Committee
Lee Kang Bor, Thomas, Chairman
Yuen Ka Lok, Ernest
Lai Chau Ming, Matthew

Compensation Committee

     The Company’s Compensation Committee consists of Mr. Yuen Ka Lok, Ernest as Chairman, and Mr. Lai Chau Ming, Matthew as Committee member.

     The Compensation Committee deliberates and stipulates the compensation policy for the Company and administers the 1996 Stock Option Plan. During the year ended March 31, 2004, the Compensation Committee met three times to discuss and review the compensation policies of the Company.

Nominating Committee

     The Company does not have a Nominating Committee; the functions customarily attributable to a Nominating Committee are performed by the Board of Directors as a whole. It is the Board’s view that it is appropriate not to have a separately designated nominating committee because the costs of having such a committee outweigh the benefits of doing so.

Attendance of the Board of Directors

     During the year ended March 31, 2004, the Board of Directors held nine meetings and adopted two unanimous written consents of action. Mr. Yuen Ka Lok, Ernest and Mr. Lai Chau Ming, Matthew attended less than 75% of the meetings of the Board of Directors.

Report of the Compensation Committee

Overview

     While for convenience of reference this Proxy Statement has used “the Company” when referring to the overall business of the Group, Man Sang Holdings, Inc. itself only has one employee. The employee directors of the Company have entered into Services Agreement with MSIL. Other executive officers are employed by a subsidiary of MSIL.

     At the 2003 Annual General Meeting of MSIL held in August 2003, the stockholders of MSIL passed a resolution to authorize its Board of Directors to fix remuneration of all directors (which for MSIL would include all its executives) for the year. The MSIL Board determined that the compensation packages of its directors were generally competitive. Hence, the compensation packages remained unchanged for fiscal 2004.

     As at July 2, 2004, the Company via its subsidiary, Man Sang BVI, holds 408,600,000 shares, or 49.40% of the issued capital, of MSIL. Since the overall compensation of the executive officers of the Company is determined by the Board of Directors of MSIL, the Company’s Compensation Committee takes up a monitoring function. The Committee reviews the decisions of the MSIL Board in relation to this issue. Should the Committee disagree with the decisions of the MSIL Board, the Committee may advise the Company’s Board of Directors to vote in any general meeting of MSIL against authorizing the MSIL Board to fix compensation for MSIL’s directors and executives.

     For fiscal 2004, all executive officers received their salaries from MSIL and each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po received a bonus from the Company.

     With respect to the Chairman and the Vice Chairman, the Compensation Committee members acknowledged that they have brought to the Company not only their expertise and personal relationships in the pearl industry, but also their vision, foresight and efforts to steer the Company towards more diversified business. The Committee and MSIL determine executives’ bonuses based on their long-term contributions over time, rather than basing such bonuses on the Company’s or a particular executive’s performance in a given fiscal year. The Committee members also took into account the need to retain such highly qualified officers by providing competitive compensation packages, and granted a bonus to each of Mr. Cheng Chung Hing, Ricky, Chairman of the Board and Mr. Cheng Tai Po, Vice Chairman, on January 2, 2004.

Executive Compensation

     During fiscal 2004, other than its Chief Executive Officer, the Company had three executive officers in the management team, whose annual compensation exceeded (or would have exceeded if annualized) HK$780,000 (approximately $100,000). The following table sets forth information concerning cash and non-cash compensation paid to such persons during fiscal 2004, 2003 and 2002.

	Annual Compensation						Long-Term Compensation

					Other Annual		Securities Underlying
Name and Principal Position	Year	Salary	Bonus		Compensation(4)		Options Granted
		(HK$)	(HK$)		(HK$)		(#)
Cheng Chung Hing, Ricky	2004	3,000,000	1,000,000	(1)	907,200	(5)	—
Chairman of the Board,	2003	3,000,000	1,000,000	(1)	1,076,400	(5)	150,000 (7)
President & CEO	2002	3,000,000	1,000,000	(1)	685,152	(5)	—
Cheng Tai Po	2004	3,000,000	1,000,000	(1)	—		—
Vice Chairman	2003	3,000,000	1,000,000	(1)	45,659	(6)	100,000 (7)
	2002	3,000,000	1,000,000	(1)	1,083,685	(6)	—
Yan Sau Man, Amy	2004	1,200,000	800,000	(2)	—		—
Vice President and Director	2003	1,200,000	150,000	(2)	—		—
	2002	1,200,000	—		—		—
Au Moon Ying, Henry	2004	1,000,000	230,000	(3)	—		—
CFO	2003	464,774	—		—		—

(1)	Each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po received a bonus of HK$1,000,000 from the Company for each of fiscal 2004, 2003 and 2002.

(2)	Miss Yan Sau Man, Amy received a bonus of HK$800,000 and HK$150,000 from MSIL for fiscal 2004 and 2003 respectively.

(3)	Mr. Au Moon Ying, Henry received a bonus of HK$230,000 from MSIL for fiscal 2004.

(4)	Although the officers receive certain perquisites such as company provided life insurance, travel insurance, medical insurance and mandatory provident fund, and Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po receive personal use of the Company’s golf club membership, the value of such perquisites did not exceed the lesser of HK$390,000 (approximately $50,000) or 10% of the officer’s salary and bonus.

(5)	In addition to the amounts referred to in note (1) above, Mr. Cheng Chung Hing, Ricky is provided the right to use a leasehold property of the Company at no cost as his personal residence. The estimated fair rental value of such leasehold property was HK$907,200, HK$1,076,400 and HK$685,152 for fiscal 2004, 2003 and 2002 respectively. The estimated fair rental value is based on the “rateable value” assessed by the Rating and Valuation Department of The Government of Hong Kong Special Administrative Region. According to the Hong Kong Rating Ordinance (Cap. 116), rateable value is an estimate of the annual rental of the relevant premises at a designated valuation reference date. When assessing a rateable value, all factors which would affect rental value, such as age and size of the premises, quality of finishes, location, transport facilities, amenities and open market rents, are considered.

(6)	Mr. Cheng Tai Po was provided the right to use a leasehold property of the Company at no cost as his personal residence until January 13, 2002. From January 14, 2002 to June 24, 2002, Mr. Cheng Tai Po stayed in a hotel when he was in Hong Kong at the Company’s expense. The hotel charges for fiscal 2003 and 2002 were HK$45,659 and HK$27,947 respectively. The estimated fair rental value of the leasehold property he lived in for fiscal 2002 was HK$1,055,738. The estimated fair rental value is based on the “rateable value” assessed by the Rating and Valuation Department of The Government of Hong Kong Special Administrative Region. According to the Hong Kong Rating

Ordinance (Cap. 116), rateable value is an estimate of the annual rental of the relevant premises at a designated valuation reference date. When assessing a rateable value, all factors which would affect rental value, such as age and size of the premises, quality of finishes, location, transport facilities, amenities and open market rents, are considered.

(7)	Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po each received options from the Company in fiscal 2003.

Option Grants in Fiscal 2004

     In fiscal 2004, neither the Company nor MSIL granted any option to any of its directors or executive officers.

Aggregated Option/SAR Exercises in Fiscal 2004 and Fiscal Year-End Option/SAR Values

     No executive officer exercised his/her options to purchase Common Stock of the Company in fiscal 2004.

     The following table indicates the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of March 31, 2004, and the value of exercisable and unexercisable “in-the-money” options, which represents the positive spread between the exercise price of existing stock options and the price of the Common Stock at March 31, 2004.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options at
	Options at March 31, 2004		March 31, 2004 (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
The Company
Cheng Chung Hing, Ricky	175,000	75,000	$495,500	$217,500
Cheng Tai Po	150,000	50,000	$423,000	$145,000
Yan Sau Man, Amy	100,000	0	$278,000	$0
Au Moon Ying, Henry	0	0	$0	$0

MSIL

None

(1)	Calculated based on the March 31, 2004 closing stock price of $4.00 per share.

Equity Compensation Plan Information

     The following table sets forth (i) the number of securities to be issued upon exercise of outstanding options, (ii) the weighted average of exercise price of such outstanding options, and (iii) the number of securities remaining available for future issuance, under (a) equity compensation plans that have been approved by security holders and (b) equity compensation plans that have not been approved by security holders of the Company.

	(a)	(b)	(c)
			Number of securities
			remaining available for
			future issuance under
	Number of securities		equity compensation
	to be issued upon	Weighted average	plans (excluding
	exercise of	exercise price of	securities reflected in
Plan Category	outstanding options	outstanding options	column (a)) (3)
Equity compensation plans approved by security holders	700,000	$1.177	1,200,000 (1)
Equity compensation plans not approved by security holders	—	—	248,117,406 (2)
Total	700,000		226,761,279

(1)	Shares indicated are those issuable under the Company’s 1996 Stock Option Plan.

(2)	Shares indicated are those issuable under MSIL’s share option scheme adopted by its shareholders on August 2, 2002 (the “Share Option Scheme”). The Share Option Scheme is administered by the MSIL Board of Directors, whose decisions are final and binding on all parties. The Compensation Committee of the Company takes up a monitoring function.

Under the Share Option Scheme, the MSIL Board of Directors may grant options to an employee, officer, agent or consultant of MSIL or any of its subsidiaries, including any executive or non-executive director of MSIL or any of its subsidiaries, who satisfy certain criteria set out in the Share Option Scheme. The per share exercise price must be at least the highest of (i) the closing price of MSIL shares as stated in The Hong Kong Stock Exchange Limited’s daily quotations sheets on the date of grant (which must be a “Business Day,” defined as a day on which The Stock Exchange of Hong Kong Limited is open for business of dealing in securities); (ii) the average closing price of MSIL shares as stated in The Stock Exchange of Hong Kong Limited’s daily quotations sheets for the five business days immediately preceding the date of grant, and (iii) the nominal value of an MSIL share.

The limit on the total number of MSIL shares that may be issued upon exercise of all outstanding options granted and yet to be exercised under the Share Option Scheme, together with all outstanding options granted and yet to be exercised under any other share option scheme(s) of MSIL and/or any of its subsidiaries, must not exceed 30% of the number of MSIL’s issued shares from time to time. No option may be granted if such grant will result in said 30%-limit being exceeded. Options lapsed or cancelled in accordance with the terms of the Share Option Scheme or any other share option scheme(s) of MSIL and/or any of its subsidiaries are not counted for the purpose of calculating said 30%-limit.

The Share Option Scheme has other terms and conditions designed to comply with certain rules of The Stock Exchange of Hong Kong Limited. For the full text of the Share Option Scheme, see Exhibit 99.1.

Performance Graph

     The following graph summarizes cumulative total stockholder return (assuming reinvestment of dividends) on the Common Stock of the Company and IWI Holding Limited (“IWI”), a peer issuer selected by the Company. The graph assumes that $100 was invested on March 31, 1999.

     The comparisons in this graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of future stock price performance or the financial performance of the Company. Stockholders are encouraged to review the Financial Statements of the Company contained in the accompanying annual report on Form 10-K for the fiscal year ended March 31, 2004.

	3/31/99	3/31/00	3/31/01	3/31/02	3/31/03	3/31/04
The Company’s Common Stock	$100	$128.57	$51.77	$66.28	$62.85	$228.56
IWI’s Common Stock	$100	$571.43	$100	$428.57	$228.57	$171.43

     As there is no broad equity market index for the OTC Bulletin Board where the Company’s Common Stock is traded and there is no published industry or line-of-business index for the pearl or jewelry business in which the Company is engaged, the Company has selected IWI as a peer issuer for comparison. IWI is engaged primarily in the design, assembly, merchandising and wholesale distribution of jewelry.

Employment Agreements

     Man Sang Holdings, Inc. itself has only one employee.

     However, MSIL entered into Service Agreements with each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Miss Yan Sau Man, Amy on September 8, 1997, September 1, 2000 and August 31, 2003, respectively. The major terms of these agreements are as follows:-

-	the service agreement of each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Miss Yan Sau Man, Amy is for an initial term of 3 years commencing on September 1, 1997, renewed for another term of 3 years commencing on September 1, 2000 and a further term of 3 years commencing on September 1, 2003. Each service agreement may be terminated by either party by giving the other written notice of not less than 3 months;

-	the annual basic salary payable to each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Miss Yan Sau Man, Amy shall be HK$3 million, HK$3 million and HK$1.2 million respectively, subject to annual review by the Board of MSIL every year; and

-	each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Miss Yan Sau Man, Amy is also entitled to a discretionary bonus in respect of each financial year. The amount of such discretionary bonuses shall be determined by the MSIL Board each year, provided that the aggregate of all discretionary bonuses payable by MSIL to its executive directors in any financial year shall not exceed 10% of the net profits (after tax and after extraordinary items) of MSIL for such year as shown in its audited accounts.

-	MSIL entered into an employment agreement with Mr. Au Moon Ying, Henry on September 25, 2002. The annual basic salary is HK$1 million. Upon completion of a full year service and the satisfaction of MSIL’s Board, Mr. Au shall receive a bonus of at least HK$200,000. This basic salary and performance bonus are subject to review by the Board of MSIL every year. The employment agreement may be terminated by either party by giving the other written notice of not less than 1 month.

Compensation of Directors

     No employee of the Company receives any compensation for his or her service as a Director. The Company paid each of Mr. Yuen Ka Lok, Ernest and Mr. Lai Chau Ming, Matthew HK$100,000 for their services as non-employee directors of the Company in fiscal 2004. MSIL paid HK$100,000 and HK$200,000 to Mr. Yuen Ka Lok, Ernest and Mr. Alexander Reid Hamilton (who is not a director of the Company but is a director of MSIL) respectively for their services as a director of MSIL. Mr. Hamilton resigned from the Committee in June 2003 and was replaced by Mr. Lee Kang Bar, Thomas. Mr. Lee was not compensated for audit committee membership in fiscal 2004.

     An amount of HK$3,900 is paid to each non-employee director and to Mr. Alexander Reid Hamilton for their participation in each Audit Committee meeting. In fiscal 2004, the Audit Committee members were compensated as follows:

	Amount Received
Audit Committee Members	The Company	MSIL
	(HK$)	(HK$)
Lai Chau Ming, Matthew	15,600	N/A
Yuen Ka Lok, Ernest	19,500	15,600
Alexander Reid Hamilton*	15,600	15,600

*Former Member

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee are not executives of the Company or any of its subsidiaries, save as disclosed in “Certain Relationships and Related Transactions”.

     Save as disclosed in “Certain Relationships and Related Transactions”, no executive officer of the Company, (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity outside the Group, one of whose executive officers served on the Company’s Compensation Committee, (ii) served as a director of another entity outside the Group, one of whose executive officers served on the Company’s Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity outside the Group, one of whose executive officers served as a director of the Company.

Certain Relationships and Related Transactions

During the past three years,

-	before the enactment of Sarbanes-Oxley Act of 2002, the Company had loaned funds to Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po, the Chairman and Vice Chairman of the Company. The maximum amount advanced to Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po during the past three years reached HK$56,153 and HK$42,594, respectively, in fiscal 2002. During fiscal 2003 and

2004, the Company did not make personal loans or advances to any executive officers. All such prior advances were made on an interest free basis and without definitive repayment terms;

-	the Company has not received advances from any director, executive officer or stockholder of the Company who is known by the Company to be beneficial owner of more than 5% of the Company’s Common Stock.

     Mr. Yuen Ka Lok, Ernest, a director of both the Company and MSIL, the Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors of the Company, is a partner of Messrs. Yuen & Partners, one of the legal advisors to the Company. Messrs. Yuen & Partners is handling some lawsuits and trademarks registration for the Company and receives standard professional fees. Fees paid by the Company to Messrs. Yuen and Partners did not exceed 5% of such firm’s gross revenues.

     Mr. Lai Chau Ming, Matthew, a director of the Company, a member of the Compensation Committee and the Audit Committee of the Board of Directors of the Company, is Sales Associate Director at DBS Vickers. MSIL holds certain securities that are quoted on The Stock Exchange of Hong Kong Limited and maintains a securities account with DBS Vickers. Mr. Lai is in charge of such account. MSIL pays standard brokerage fees to DBS Vickers when transaction occurs. Mr. Lai has advised the Company that he receives a monthly commission from DBS Vickers. but that his performance on the MSIL account is insignificant towards the calculation of his commission.

     Mr. Lee Kang Bor, Thomas, a director and the Chairman of the Audit Committee of the Board of Directors of the Company, is also a director of MSIL.

     Mr. Lai Chau Ming, Matthew, a member of the Company’s Compensation Committee, and Mr. Cheng Tai Po, Vice Chairman of the Company, are directors of Shanghai Lujiazui Golf Club Co., Ltd. Shanghai Lujiazui Golf Club Co., Ltd. is not related to the Group.

     Mr. Yuen Ka Lok, Ernest is a director of Kanhan Technologies Group Limited; Mr. Lai Chau Ming, Matthew was also a director of KanHan but resigned on June 30, 2004. Mr. Yuen Ka Lok, Ernest and Mr. Lai Chan Ming, Matthew are members of the Company’s Compensation Committee. KanHan is not related to the Group.

Code of Ethics

     The Company has not adopted a written code of ethics because its Board of Directors has determined that the costs of doing so outweigh the benefits.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
MOORES ROWLAND MAZARS AS INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Moores Rowland Mazars (“Moores”) as independent accountants for the fiscal year ending March 31, 2005 and has further directed that the selection of such independent accountants be submitted for ratification by the stockholders at the Annual Meeting. Moores will have one or more representatives at the Annual Meeting. Such representatives will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from stockholders.

     Deloitte Touche Tohmatsu (“Deloitte”) served as the Company’s independent accountants for fiscal years 1996 through 2004. On June 30, 2004, the Company dismissed Deloitte as its independent accountants and engaged Moores to serve as its independent accountants for the fiscal year ending March 31, 2005. The termination of Deloitte and the engagement of Moores were both approved by the Company’s Audit Committee. The Company reported the dismissal of Deloitte in a Current Report on Form 8-K dated July 7, 2004 (the “Form 8-K”) and reported the engagement of Moores in a second Current Report on Form 8-K dated July 7, 2004.

     None of Deloitte’s reports on the Company’s consolidated financial statements for the fiscal years ended March 31, 2003 and 2004 contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports contained an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets.

     During the fiscal years ended March 31, 2003 and 2004 and through the date of the Company’s termination of Deloitte, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction would have caused it to make reference to the subject matter of the disagreements in connection with its reports; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     During the fiscal years ended March 31, 2003 and 2004 and through the date of the Company’s termination of Deloitte, the Company did not consult with Moores regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

     The Company provided Deloitte with a copy of the foregoing disclosures and received from Deloitte a letter stating its agreement with such disclosures. A copy of the letter from Deloitte was filed with the SEC as an exhibit to an amendment to the Form 8-K.

Scope of Services

     Pursuant to its charter, the Audit Committee pre-approves all audit and permitted non-audit services (including fees) that are to be performed for the Company by its independent auditor. The Audit Committee preapproved the nature and extent of all services provided by Deloitte in fiscal 2004 and 2003.

Audit Fees

     Audit services of Deloitte during fiscal 2004 included the examination of the consolidated financial statements of the Company and services related to filings with the Securities and Exchange Commission and other regulatory bodies. The aggregate fees for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for fiscal 2004 and the reviews of the financial statements included in the Company’s Form 10-Q for fiscal 2004 are estimated to be HK$1,031,200. Deloitte billed the Company HK$931,200 for the same services for fiscal 2003.

Tax Fees

     The Company and several of its indirect subsidiaries also engage Deloitte as their tax representative. The professional service fee for fiscal 2004 is estimated to be HK$268,800. Deloitte also billed the Company HK$268,800 for the same services for fiscal 2003.

Audit-Related and All Other Fees

     The Company did not pay any audit-related or other fees to Deloitte in fiscal 2003 or 2004.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MOORES ROWLAND MAZARS AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

Stockholder Proposals for 2005 Annual Meeting

     Any stockholder proposal intended for inclusion in proxy materials for the 2005 annual meeting of the stockholders must be received in proper form by the Company at its principal office no later than March 11, 2005. If notice of a stockholder proposal submitted with respect to the 2005 annual meeting of the stockholders is received by the Company after May 25, 2005, the proxies will use their discretionary authority to vote on such proposal.

Other Matters

     The Board of Directors is not aware of any business other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

Householding

     The Company delivers a copy of its proxy materials to each stockholder, including those who share an address. Shareholders who share the same last name and address and want to receive only one copy of the proxy materials may request to receive a single copy by notifying the Company in writing no later than 30 days prior to the mailing of the proxy materials in July of each year at the following address: 21/F, Railway Plaza, 29 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong, Attention: Secretary of the Company.

Annual Reports

     A copy of the Company’s 2004 Annual Report to stockholders, which is the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2004 accompanies this Proxy Statement. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference therein.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors

/s/ Sophia Ho

Sophia Ho
Secretary

Hong Kong
July 7, 2004

Exhibit A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
MAN SANG HOLDINGS, INC.

1.	PURPOSE

     The Committee serves the following functions:-

a.	assisting the Board in its oversight of the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditors’ qualifications and independence; and the performance of the Company’s internal audit function and independent auditors;

b.	preparing the report of the Committee required by Security and Exchange Commission rules to be included in the Company’s annual proxy statement;

c.	retaining and terminating the Company’s independent auditors who shall report directly to the Committee;

d.	being directly responsible for the appointment, compensation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or related work;

e.	improving the quality of financial reporting;

f.	reviewing and approving material accounting policy changes;

g.	approving in advance all audit and permitted non-audit services to be rendered by the independent auditors and evaluating the fee arrangements;

h.	providing a forum for resolving differences of judgment between management and the independent auditors;

i.	reviewing the adequacy of the internal and financial control systems;

j.	providing such additional information and materials that requires attention of the Board of Directors.

2.	MEMBERSHIP

a.	The Committee shall consist of not less than three (3) members, each of whom shall meet the independence requirements established by the Board of Directors and any requirement set by any applicable national securities exchange or association from time to time. All members shall be “financially literate” as determined by the Board of Directors in its business judgment or shall become financially literate within a reasonable amount of time after being appointed to the Committee. At least one member shall have accounting or related financial management expertise. All members shall be appointed by the Board of Directors;

b.	Quorum shall be two (2) members;

c.	The Chairman of the Committee shall be appointed by the Board of Directors;

d.	The Secretary of the Company shall be the secretary of the Committee.

3.	AUTHORITY

The Committee shall have all authority necessary or implied to carry out its purpose and responsibilities, including, without limitation, the authorization to investigate any activity within the scope of its charter and to seek any information it requires from members of the Company’s management, employees, internal and independent audit staff members, counsel and third parties. The Committee is authorized to commit Company funds in order to obtain advice from outside legal counsel, accountants, investigatory services or other expert advice, as the Committee deems appropriate. Management shall provide and make available to the Committee funds for payment of compensation to such outside legal counsel, accountants or other advisors.

4.	RESPONSIBILITIES

The responsibilities of the Committee shall be:-

a.	Ensuring the independence of the independent auditors by:

i.	reviewing and discussing with the Board of Directors any relationships between the independent auditors and the Company, or any other relationship, that may adversely affect the independence of the independent auditors;

ii.	ensuring that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Company;

iii.	communicating with the independent auditors with respect to any disclosed relationships or services that my impact the objectivity and independence of the independent auditors;

b.	Reviewing the independent auditors’ proposed audit scope and approach;

c.	Reviewing and discussing with management and the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as it may be modified or supplemented;

d.	Reviewing and discussing among themselves and with management and the independent auditors the annual audited financial statements and quarterly financial statements including the Company’s disclosure under Management’s Discussion and Analysis before submission to the Board of Directors, focusing particularly on:

i.	any changes in accounting policies and practices;

ii.	the reasonableness of judgments and estimates made in preparation of the financial statements that may be viewed as critical;

iii.	inconsistencies within the financial statements;

iv.	disclosure of unusual items;

v.	significant adjustments resulting from the audit;

vi.	compliance with accounting standards;

vii.	compliance with statutory requirements;

viii.	the clarity of the financial statement disclosure;

f.	Based on its review of the financial statements, recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K;

g.	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

h.	Considering any reports or communications (and management’s responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61;

i.	Complying with SEC requirements for disclosure of independent auditors’ services and audit committee members and activities;

j.	Reviewing management’s monitoring of compliance with the Foreign Corrupt Practices Act;

k.	Reviewing the Company’s internal control, accounting and financial reporting policies;

l.	Reviewing the findings of the internal audit department and ensuring that the internal audit function is adequately resourced;

m.	Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

n.	Establishing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

o.	Reviewing and reassessing the adequacy of this Charter annually and recommending any proposed changes to the Board of Directors for approval;

p.	Undertaking such other duties as the Board of Directors may delegate.

5.	FREQUENCY OF MEETINGS

a.	The Committee shall meet quarterly before the meeting of the Board of Directors approving the financial results, or more frequently if circumstances dictate;

b.	The Committee shall meet separately with the Company’s management at least annually to review the financial affairs of the Company;

c.	The Committee shall meet with the independent auditors of the Company, at such times as it deems appropriate.

6.	REPORTING PROCEDURES

a.	The Committee shall record its summaries of investigations and recommendations to the Board of Directors in written form which will be incorporated as a part of the minutes of the Board of

Directors’ meeting at which those recommendations are presented;

b.	The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors;

c.	The secretary shall circulate the minutes of meetings of the Committee to all members of the Board of Directors.

First Version Adopted on November 13, 1998
Second Version Adopted on February 14, 2001
Third Version Adopted on June 29, 2004

MAN SANG HOLDINGS, INC.
21/F Railway Plaza
39 Chatham Road South
Tsimshatsui, Kowloon, Hong Kong

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 4, 2004

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Cheng Chung Hing, Ricky and Cheng Tai Po, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the “Meeting”) of Man Sang Holdings, Inc., a Nevada corporation (the “Company”), on August 4, 2004, at 10:00 a.m., or at any postponements or adjournments thereof, in the manner designated below, all of the shares of the Company’s common stock that the undersigned would be entitled to vote as if personally present.

1.	GRANTING WITHHOLDING authority to vote for the election as directors of the Company the following nominees:
(Instructions : To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)

Cheng Chung Hing, Ricky; Cheng Tai Po; Yan Sau Man, Amy; Lai Chau Ming, Matthew, Yuen Ka Lok, Ernest and Lee Kang Bor, Thomas.

2.	Proposal to ratify the appointment of Deloitte Touche Tohmatsu as the Company’s independent accountants.

☐ FOR     ☐ AGAINST      ☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

(continued, and to be signed, on other side)

(continued from other side)

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS. IF ANY OTHER MATTER SHOULD COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF PROXIES.

     Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

Dated:	, 2004

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.